UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re:                                    :

OGDEN NEW YORK SERVICES, INC., et al.,    :  Chapter 11

                                          :  Case Nos. 02-40826 (CB), et al.
Debtors and Debtors in Possession.
                                          :  Jointly Administered

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              FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER UNDER
              11 U.S.C. ss. 1129 AND RULE 3020 OF THE FEDERAL RULES
                     OF BANKRUPTCY PROCEDURE CONFIRMING THE
                          DEBTORS' SECOND JOINT PLAN OF
               LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



         Upon the Debtors' Second Joint Plan Of Liquidation Under Chapter 11 Of The Bankruptcy Code, dated as of March 2, 2004 (including all amendments and modifications thereof and exhibits thereto and the Second Liquidation Plan Supplement (Docket No. 3457) filed in connection therewith, the "Second Liquidation Plan" or "Plan") (Docket No. 3556), filed with this Court by Covanta Energy Corporation and those of its affiliates set forth on Exhibit "A" annexed hereto, debtors and debtors in possession (collectively, the "Liquidating Debtors" and together with all the above captioned entities, the "Debtors")1; and upon the Second Disclosure Statement With Respect To Reorganizing Debtors' Second Joint Plan Of Reorganization And Liquidating Debtors' Second Joint Plan Of Liquidation Under Chapter 11 Of The Bankruptcy Code, dated as of January 14, 2004 (Docket No. 3313) (the "Second Disclosure Statement"); and upon the Second Short-Form Disclosure Statement With Respect To Reorganizing Debtors' Second Joint Plan Of Reorganization And Second Joint Plan of Liquidation Under Chapter 11 Of The Bankruptcy Code (Docket No. 3316) (the "Second Short-Form Disclosure Statement"); and upon the Revised Designation of Debtors and Debtors in Possession Under the Second Reorganization Plan and the Second Liquidation Plan ("Revised Designation of Debtors") (Docket No. 3459); and upon the Notice of Liquidating Trustee and Oversight Nominee under Second Liquidation Plan (Docket No. 3466); and upon the hearing before this Court on January 14, 2004 to consider approval of the Second Disclosure Statement and the Second Short-Form Disclosure Statement and the notice procedures with respect thereto; and upon the Order entered on January 14, 2004 (Docket No. 3274) approving the Second Disclosure Statement, the Second Short-Form Disclosure Statement, and approving the notice procedures, the record date and voting, balloting and solicitation procedures with respect thereto, among other things (the "Disclosure Materials and Balloting Procedures Order"); and it appearing from the affidavits of mailing and publication filed with this Court (Docket Nos. 3435 and 3519) that copies of the Second Disclosure Statement (including the Second Reorganization Plan, annexed thereto as Exhibit A), the Second Short-Form Disclosure Statement and Notice of the Confirmation Hearing (the "Confirmation Hearing Notice") were transmitted to the holders of Claims against and Equity Interests in the Liquidating Debtors and other parties in interest as required by the Disclosure Materials and Balloting Procedures Order and such transmissions at such time being due and adequate notice under the circumstances, and that notice of the Confirmation Hearing was published in the manner required by the Disclosure Materials and Balloting Procedures Order and such notice being sufficient under the circumstances and no further notice being required; and upon the Disclosure Materials and Balloting Procedures Order fixing February 23, 2004 at 4:00 p.m. (Prevailing Eastern Time) as the deadline for the filing of objections to confirmation of the Second Liquidation Plan; and based upon (i) the Court's review of the Certification of Dalmau Garcia With Respect to Ballots Accepting or Rejecting the Debtors' Second Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code and the Affidavit of Bridget Gallerie of Bankruptcy Services LLC attached thereto as Exhibit A (Docket No. 3534), filed on February 27, 2004 (the "Voting Declaration"), (ii) the Memorandum of Law in Support of Confirmation of the Liquidating Debtors' Second Joint Plan of Liquidation Plan Under Chapter 11 of the Bankruptcy Code (Docket No. 3543), (iii) the Affidavits of Anthony J. Orlando (Docket No. 3544) (the "Orlando Affidavit") and Matthew Rosenberg (Docket No. 3545) (the "Rosenberg Affidavit") in support of confirmation of the Second Liquidation Plan filed by the Debtors on March 1, 2004; and a hearing to consider confirmation of the Second Liquidation Plan having been held before this Court commencing on March 3, 2004 (the "Confirmation Hearing"); and upon the objections and responses filed against the Second Liquidation Plan; and upon the full and complete record of the Confirmation Hearing, including without limitation the exhibits presented and the testimony, whether direct or by proffer that were accepted into evidence, and all matters and proceedings heretofore part of the record in these cases; and for the reasons set forth on the record by the Court; and after due deliberation and sufficient cause appearing therefor;

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1    Unless otherwise defined herein or as otherwise indicated herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Second Liquidation Plan, a copy of which is annexed hereto as Exhibit "B." Any term used in the Second Liquidation Plan or this Confirmation Order that is not defined in the Second Liquidation Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

                     IT IS HEREBY FOUND AND DETERMINED THAT:

         A. Pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

         B. Paragraph headings or captions are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Confirmation Order. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Second Liquidation Plan.

         C. Jurisdiction and Venue. This Court has jurisdiction over the chapter 11 cases of the Liquidating Debtors (the "Liquidation Cases") pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Second Liquidation Plan and approval of the Plan Documents is a core proceeding under 28 U.S.C. ss. 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Second Liquidation Plan complies with the applicable provisions of chapter 11 of title 11 of the United States Code 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code") and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and should be confirmed.

         D. Judicial Notice. This Court takes judicial notice of the docket of the Reorganizing Debtors' cases, which are jointly administered under Case No. 02-40826 (CB), captioned as In re Ogden New York Services, Inc., et al., and the dockets for each of the adversary proceedings that are related to the Liquidation Cases in each case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced or presented at, the hearings held before the Court during the pendency of the Liquidation Cases, including the following:

               (i) The above captioned chapter 11 cases involve proceedings with respect to 146 affiliated Debtors, 60 of which are the subject of the Second Liquidation Plan. Each of the Liquidating Debtors is an eligible debtor under section 109 of the Bankruptcy Code and has operated its business and managed its properties as a debtor in possession pursuant to section 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code in connection with the Liquidation Cases.

               (ii) On December 2, 2003, the Debtors entered into an agreement with Danielson Holding Corporation (the "Reorganization Plan Sponsor") pursuant to which the Reorganization Plan Sponsor, subject to Court approval, agreed to purchase for aggregate cash consideration of $30 million for 100% of the equity of Reorganized Covanta (the "Investment and Purchase Agreement") in connection with the proposed Debtor's Second Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code, dated as of March 2, 2004 (the "Second Reorganization Plan") (Docket No. 3558).

               (iii) On December 18, 2003, the Liquidating Debtors filed the Second Liquidation Plan and Second Disclosure Statement with respect to the Second Liquidation Plan that contemplates, among other things, (a) the appointment of the Liquidating Trustee; (b) the transfer of any Residual Liquidation Assets to the Liquidation Trust; (c) the liquidation of any such Residual Liquidation Assets; (d) the payment in full of (I) Allowed Administrative Claims, (II) Allowed Priority Tax Claims and (III) Allowed Priority Non-Tax Claims asserted against the Liquidating Debtors; (e) the transfer of certain Liquidating Pledgor Debtor Assets and Designated DIP Collateral to Reorganized Covanta, free and clear of all liens, claims and encumbrances; and (f) the dissolution of the Liquidating Debtors in accordance with applicable state law.

               (iv) Simultaneously with filing the Second Liquidation Plan, on December 18, 2003, the Reorganizing Debtors filed the Second Joint Plan of Reorganization that contemplates, among other things, the sale for cash consideration of $30 million for 100% of the equity of Reorganized Covanta to the Reorganization Plan Sponsor pursuant to the Investment and Purchase Agreement. This Court has entered a confirmation order with respect to the Second Reorganization Plan dated as of the date hereof.

               (v) On January 14, 2004, the Court entered the Disclosure Materials and Balloting Procedures Order, thereby approving the adequacy of the Second Disclosure Statement.

               (vi) On November 21, 2003, the Court entered an Order (Docket No.
2809) (the "Heber Confirmation Order") confirming the Third Amended Heber Reorganization Plan with respect to six (6) of the affiliated Debtor entities, entry of which constitutes a condition precedent for confirmation of the Second Reorganization Plan.

               (vii) On March 3, 2004, the Court commenced the Confirmation Hearing where the Court considered confirmation of the Second Liquidation Plan.

         E. Transmittal and Service of Notices. Notice of the Confirmation Hearing and the relevant deadlines for submission of objections, as prescribed by this Court in the Disclosure Materials and Balloting Procedures Order, has been provided and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules. Additionally, the Second Disclosure Statement and Second Liquidation Plan, which were transmitted and served as set forth in the Affidavits of Mailing of Mariah Martin dated February 4, 2004 (Docket No. 3435) and Julia Bealler dated February 13, 2004 (Docket No. 3519), are hereby deemed to have been transmitted and served in compliance with the Disclosure Materials and Balloting Procedures Order and the Bankruptcy Rules. Such transmittal and service was adequate and sufficient, and no other or further notice of such materials shall be required. Publication of the Confirmation Hearing Notice as set forth in the Notices of Filing of Certificate of Publication, dated February 3, 2004 and February 4, 2004 (Docket Nos. 3369 and 3386), was adequate and sufficient and no other or further notice shall be required.

         F. Solicitation. Solicitation of votes on the Second Liquidation Plan was conducted in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Second Disclosure Statement, the Disclosure Materials and Balloting Procedures Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws and regulations.

         G. Ballots and Tabulation. All procedures used to distribute solicitation materials to the applicable holders of Claims and to tabulate ballots were fair and was conducted in accordance with the Disclosure Materials and Balloting Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court for the Southern District of New York, and all other applicable rules, laws and regulations. On February 27, 2004 the Debtors filed the Voting Affidavit, certifying the method and results of the ballot tabulation for each of the voting Classes under the Second Liquidation Plan.

         H. Burden of Proof. The Liquidating Debtors, as proponents of the Second Liquidation Plan, have the burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence. The Liquidating Debtors have satisfied this burden.

         I. Compliance with Section 1129(a)(1) of the Bankruptcy Code. The Second Liquidation Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

               (i) Proper Classification. The classification scheme of Claims and Equity Interests under the Second Liquidation Plan is reasonable. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Second Liquidation Plan. Claims or Equity Interests in each Class are substantially similar to other Claims or Equity Interests in such Class, and the Second Liquidation Plan therefore satisfies the requirements of section 1122(a) of the Bankruptcy Code.

               (ii) Designation of Classes. The Second Liquidation Plan properly designates Classes of Claims and Equity Interests in accordance with the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123(a)(1) of the Bankruptcy Code.

               (iii) Specified Unimpaired Classes. The Second Liquidation Plan specifies that Class 1 is Unimpaired, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code. Pursuant to section 1126(f) of the Bankruptcy Code, Class 1 is deemed to accept the Second Liquidation Plan.

               (iv) Specified Impaired Classes. The Second Liquidation Plan specifies that Classes 3, 7, 9 and 11 are Impaired, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code. Pursuant to section 1126(g) of the Bankruptcy Code, Classes 7, 9 and 11 are deemed to reject the Second Liquidation Plan by virtue of receiving no distributions or deemed distributions thereunder.

               (v) No Discrimination. The Second Liquidation Plan provides for the same treatment of each Claim or Equity Interest of a particular Class or Subclass, thereby satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

               (vi) Classification of Certain Secured Claims. Secured Claims in Subclass 3A (the Secured Bank Claims and the Secured 9.25% Debenture Claims) and Subclass 3B (the Allowed Secured Liquidation Claims) have been classified together for voting purposes reflecting the fact that Claims in this Subclass are secured by similar or the same Prepetition Collateral, which is comprised of substantially all of the assets of the Liquidating Debtors. While the Second Liquidation Plan classifies Claims in Subclass 3A and Subclass 3B together for voting purposes, the Claims are placed in separate Subclasses for distribution purposes in order to properly implement redistributions and third party settlements that differently impact the Claims within these separate Subclasses, thereby further satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

               (vii) Implementation of Plan. The Second Liquidation Plan provides for adequate means for its implementation, including, but not limited to (i) the funding of the Operating Reserve and the Administrative Expense Claims Reserve by the Reorganizing Debtors pursuant to the Secured Creditor Direction and the DIP Lender Direction in amounts sufficient to make all anticipated payments required to be made on or about the Effective Date and to fund the dissolution of the Liquidating Debtors and the closing of the Liquidation Cases; (ii) the designation of a Liquidating Trustee to wind-down and dissolve the Liquidating Debtors in accordance with applicable state law and close the Liquidation Cases; and (iii) generally providing the Liquidating Trustee with any and all action necessary to effectuate the Second Liquidation Plan. The Second Liquidation Plan therefore satisfies the requirements of section 11123(a)(5) of the Bankruptcy Code.

               (viii) Prohibition on the Issuance of Nonvoting Securities.
Section 1123(a)(6) of the Bankruptcy Code, which requires a reorganizing debtor's charter to include certain provisions, is inapplicable, because the Liquidating Debtors are liquidating.

               (ix) Designation of Officers and Directors. The Liquidating Debtors have selected the Liquidating Trustee and the Oversight Nominee in a fair and reasonable manner, consistent with the interests of creditors, equity security holders and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

               (x) Additional Plan Provisions. The Second Liquidation Plan contains no provision that is inconsistent with the applicable provisions of the Bankruptcy Code and therefore satisfies section 1123(b)(6) of the Bankruptcy Code.

               (xi) Identity of Proponents. In accordance with Bankruptcy Rule 3016(a), the Second Liquidation Plan is dated and identifies the entities submitting it as proponents.

         J. Compliance with Bankruptcy Code. The Liquidating Debtors, as proponents of the Second Liquidation Plan, have complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and therefore have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code, as follows: (a) the Liquidating Debtors are eligible debtors under section 109 of the Bankruptcy Code and proper proponents of the Second Liquidation Plan under section 1121(a) of the Bankruptcy Code; (b) the Liquidating Debtors have complied with each of the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and (c) the Liquidating Debtors have complied with each of the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Materials and Balloting Procedures Order in transmitting notices and disclosure materials with respect to the Second Liquidation Plan.

         K. Proposed in Good Faith. The Second Liquidation Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code. In determining that the Second Liquidation Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Liquidation Cases and the formulation of the Second Liquidation Plan. The Liquidation Cases were filed, and the Second Liquidation Plan was proposed with, the proper purpose of maximizing the value of the Liquidating Debtors' estates.

         L. Payments for Services or Costs and Expenses. To the extent required by the Bankruptcy Code, the Bankruptcy Rules or the Orders of this Court, any payments made or to be made by the Liquidating Debtors, or by the Reorganizing Debtors on behalf of the Liquidating Debtors, to professionals for services or for costs and expenses in, or in connection with, the Liquidation Cases, have been disclosed to the Court. Any compensation of fees or reimbursement of expenses paid or to be paid by the Liquidating Debtors, or by the Reorganizing Debtors on behalf of the Liquidating Debtors, to any retained professionals pursuant to monthly invoices or interim applications, together with all other fees and expenses incurred by special counsel or professionals in the Liquidation Cases have been approved by or are the subject of approval of, this Court as reasonable. Accordingly, the Second Liquidation Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

         M. Directors, Officers and Insiders. Section 1129(a)(5) of the Bankruptcy Code is inapplicable because the Liquidating Debtors are not reorganizing and consequently will not require services after the Effective Date of directors or officers. Instead, the Second Liquidation Plan contemplates the appointment of a Liquidating Trustee. The Liquidating Debtors have disclosed that they, together with the Reorganizing Debtors have determined that James N. Lawlor shall be the Liquidating Trustee and that Timothy J. Simpson, Senior Vice President, General Counsel and Secretary, Covanta Energy Corp. shall be the Oversight Nominee.

         N. No Rate Changes. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Second Liquidation Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

         O. Best Interests of Creditors. The Second Liquidation Plan satisfies section 1129(a)(7) of the Bankruptcy Code. With respect to each Impaired Class of Claims or Equity Interests, each holder of a Claim against or Equity Interest in the Liquidating Debtors: (a) has accepted the Second Liquidation Plan; or (b) will receive or retain under the Second Liquidation Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Second Liquidation Plan, that is not less than the amount that such holder would so receive or retain if such Liquidating Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

         P. Acceptance by Certain Classes. Class 1 is Unimpaired and is deemed to accept the Second Liquidation Plan under section 1126(f) of the Bankruptcy Code. Class 3 is Impaired and designated as voting a Class under the Second Liquidation Plan (the "Impaired Voting Class"). The Impaired Voting Class has voted to accept the Second Liquidation Plan thus satisfying section 1129(a)(8) of the Bankruptcy Code. Classes 7, 9 and 11 (collectively, the "Rejecting Classes") are Impaired and shall receive no Distributions under the Second Liquidation Plan and therefore are deemed to reject the Second Liquidation Plan under section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Rejecting Classes, the Second Liquidation Plan nevertheless is confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to those Classes.

         Q. Treatment of Administrative and Priority Claims. The treatment of Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims under Sections 2.2, 2.4 and 4.1, respectively, of the Second Liquidation Plan satisfies the applicable requirements of section 1129(a)(9) of the Bankruptcy Code.

         R. Acceptance by Impaired Class. Class 3 in the Liquidation Cases is an Impaired Class of Claims that has voted to accept the Second Liquidation Plan and, to the best of the Liquidating Debtors' knowledge, does not contain "insiders," thus satisfying section 1129(a)(10) of the Bankruptcy Code.

         S. Feasibility. The Liquidating Debtors will have sufficient funds to satisfy their obligations under the Second Liquidation Plan and furthermore, the Second Liquidation Plan satisfies section 1129(a)(11) of the Bankruptcy Code, because the Second Liquidation Plan is a liquidating plan of reorganization.

         T. Payment of Fees. The fees due and payable by the Liquidating Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. ss. 1930(a)(6), have been paid or shall be paid by the Liquidating Trustee pursuant to Section 13.4 of the Second Liquidation Plan. Thus, the requirements of section 1129(a)(12) of the Bankruptcy Code are satisfied.

         U. Fair and Equitable; Confirmation of Plan Over Nonacceptance by Rejecting Classes. Based upon the evidence proffered, adduced or presented by the Liquidating Debtors at the Confirmation Hearing, the Second Liquidation Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes, as required by section 1129(b) of the Bankruptcy Code. Thus, the Second Liquidation Plan may be confirmed under section 1129(b) of the Bankruptcy Code even if the Liquidating Debtors fail to satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Rejecting Classes because
(i) all of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Classes, have been met, and (ii) with respect to the Rejecting Classes, no holders of Claims or Equity Interests junior to the holders of such Classes will receive or retain any property under the Second Liquidation Plan on account of such Claims or Equity Interests.

         V. Principal Purpose. No party in interest that is a governmental unit has requested that the Court not confirm the Second Liquidation Plan on the grounds that the principal purpose of the Second Liquidation Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and the principal purpose of the Second Liquidation Plan is not such avoidance. Accordingly, the Second Liquidation Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

         W. Modifications to the Plan. To the extent that the terms of this Confirmation Order may be construed to constitute modifications to the Second Liquidation Plan (the "Liquidation Plan Modifications"), such Liquidation Plan Modifications do not materially or adversely affect or change the treatment of any Claim against or Equity Interest in any Liquidating Debtor. Accordingly, pursuant to Bankruptcy Rule 3019, the Liquidation Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code. Disclosure of the Liquidation Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these Liquidation Cases. All references to the Second Liquidation Plan in this Confirmation Order shall be to the Second Liquidation Plan as so modified.

         AA. Good Faith Participation. Based upon the record before the Court, the Liquidating Debtors, the Debtors, the Reorganization Plan Sponsor, the Agent Banks, the Bondholders Committee, the Indenture Trustee, the Committee, and their respective members, officers, directors, partners, employees, agents, counsel and financial advisors have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Second Liquidation Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpatory provisions set forth in Article XII of the Second Liquidation Plan.

         BB. Retention of Jurisdiction. The Court may properly retain jurisdiction over the matters set forth in Section 13.1 of the Second Liquidation Plan.

         CC. Satisfaction of Conditions to Confirmation. Upon entry of this Confirmation Order, each of the conditions to confirmation contained in Section
11.1 of the Second Liquidation Plan shall have been satisfied.

         DD. Satisfaction of Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Sections 11.2 of the Second Liquidation Plan, is reasonably likely to be satisfied. The conditions to the Effective Date shall be subject to waiver by the Liquidating Debtors, with the prior written consent of the Reorganization Plan Sponsor, without leave of or notice to the Court and without any formal action other than proceeding with confirmation of the Second Liquidation Plan.

         EE. Assumption, Assignment and Rejection of Contracts.

               (i) The time period in which the Liquidating Debtors or their affiliated Debtors can assume any unexpired lease of nonresidential real property to be assumed and/or assigned pursuant to section 365 of the Bankruptcy Code has not expired.

               (ii) The Liquidating Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article VIII of the Second Liquidation Plan. Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Second Liquidation Plan shall be legal, valid and binding upon the applicable Liquidating Debtor and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered prior to the Confirmation Date pursuant to Section 365 of the Bankruptcy Code. All executory contracts and unexpired leases assumed pursuant to the Second Liquidation Plan shall be referred to herein as the "Contracts."

               (iii) The Liquidating Debtors have caused the cure, or have provided adequate assurance of cure of, any default existing prior to the date hereof, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code (the "Adequate Assurances"), under each of the Contracts and have provided compensation, or have provided Adequate Assurance of compensation or future performance, to all non-debtor parties to such Contracts for any of their actual pecuniary losses resulting from any default arising prior to the date hereof under any of such Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code.

               (iv) As of the date hereof, each Contract is in full force and effect and free from default (other than for specified Cure Amounts that have not been paid as of the date hereof) and enforceable against the non-debtor party thereto in accordance with its terms. Any provision of a Contract that purports to give rise to a default or other breach of, or create or constitute an event of termination or similar condition under, such Contract by reason of the commencement of any of the Debtors' chapter 11 cases, the insolvency or financial condition of any of the Debtors, or the consummation of the Second Liquidation Plan and the transactions contemplated in connection therewith shall be and is hereby void and unenforceable.

               (v) All requirements of section 365(b) and (c) of the Bankruptcy Code and any other applicable law relating to the Contracts have been satisfied. The counterparties to the Contracts who did not object to the Second Liquidation Plan or who have withdrawn their objections and who did not timely respond to the Notice of Cure are deemed to have consented to the assumption of the Contracts.

         FF. Deemed Consolidation for Certain Plan Purposes. Sixty (60) Debtor entities are the subject of the Second Liquidation Plan. Pursuant to the Second Liquidation Plan, the Liquidating Debtors have been deemed consolidated for limited purposes of administration (i) in order to preserve the current corporate structure of the Liquidating Debtors without requiring Distributions to be made with respect to Equity Interests held in Subsidiary Debtors, and (ii) in order to provide for classification of Claims against more than one Liquidating Debtor as part of a single Class or Subclass of Claims for voting and distribution purposes.

         GG. Intercompany Claims. Any Intercompany Claim against a Liquidating Debtor held by another Liquidating Debtor, Reorganizing Debtor or Heber Debtor constitutes the exclusive property of any such Liquidating Debtor, Reorganizing Debtor, or Heber Debtor, as the case may be, pursuant to section 541 of the Bankruptcy Code.

                                    DECREES

   NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

         1. Confirmation. The Second Liquidation Plan (as modified by any modifications contained in this Confirmation Order) is confirmed under section 1129 of the Bankruptcy Code.

         2. Compliance with Applicable Provisions of Bankruptcy Code. The Second Liquidation Plan complies with the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

         3. Objections. To the extent that any objections have not been withdrawn or resolved by stipulation prior to the entry of this Confirmation Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such objections are hereby overruled.

         4. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Second Liquidation Plan shall be governed solely by the terms of the Second Liquidation Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Second Liquidation Plan
(a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Second Liquidation Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Interests under the Second Liquidation Plan for distribution purposes, and (d) shall not be binding upon the Liquidating Trustee or the Liquidating Trust.

         5. Certain Effects of Confirmation; Exculpation; Releases. All of the provisions of Article XII of the Second Liquidation Plan are incorporated herein by reference as if set forth herein in extenso and are hereby approved in their entirety.

         6. Settlements. All settlements in these cases are hereby approved as good faith compromises and settlements pursuant to Bankruptcy Rule 9019.

         7. Assumptions. The executory contract and unexpired lease provisions of Article VIII of the Second Liquidation Plan are approved in their entirety. Except as otherwise provided in the Second Liquidation Plan, on the Effective Date, all executory contracts and unexpired leases to which each Liquidating Debtor is a party shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of this Court, (ii) is specifically designated as a contract or lease on the Schedule of Assumed Contracts and Leases, filed as Exhibit 5 to the Second Liquidation Plan, as may be amended, or
(iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Liquidating Debtors prior to the Confirmation Hearing (the "Assumed Contracts and Leases"). On the Effective Date, all executory contracts and unexpired leases listed on the Schedule of Assumed Contracts and Leases to which each Liquidating Debtor is party shall be deemed assumed by the applicable Liquidating Debtor and assigned to Reorganized Covanta. Each of the Assumed Contracts and Leases shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract on Exhibit 5 of the Second Liquidation Plan shall not constitute an admission by a Debtor or Liquidating Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Liquidating Debtor has any liability thereunder. This Confirmation Order shall constitute an order approving the assumptions described in Section 8.1 of the Second Liquidation Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date and an assignment of the Assumed Contracts and Leases to Reorganized Covanta.

         8. Cure Amounts. To the extent that they have not already done so prior to the Confirmation Hearing, within thirty (30) days after the Confirmation Date, the Liquidating Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed pursuant to the Second Liquidation Plan of: (a) the contract being assumed; (b) the proposed cure amount ("Cure Amount"), if any, that the applicable Liquidating Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption of the applicable contract or lease or the amount of the proposed Cure Amount (the "Cure Amount Notice"). In the event a party fails to file and serve a timely objection to the Cure Amount Notice, the Cure Amount stated in the Cure Amount Notice shall be conclusive and the Liquidating Debtors may assume the executory contract or unexpired lease without further order of the Court and assign such contract or lease to Reorganized Covanta. If a timely objection is filed, the Court shall determine the Cure Amount and the propriety of the assumption in accordance with the Second Liquidation Plan at the next scheduled hearing, which hearing shall occur no earlier than five (5) business days after the filing of the objection. To the extent not already provided prior to the Confirmation Hearing, the Cure Amount Notice shall be served on each non-Debtor party to an executory contract or unexpired lease. In the event the Court determines that the Cure Amount is higher than the amount proposed by the Liquidating Debtors, the Liquidating Debtors may reject the executory contract or unexpired lease notwithstanding the occurrence of the Effective Date.

         9. Cure Amount Notices Distributed Prior to the Confirmation Hearing. With respect to the parties who received a Cure Amount Notice prior to the Confirmation Hearing but did not object or otherwise prior to the Confirmation Hearing, the Cure Amount shall be fixed as set forth in the Cure Amount Notice. The payment of the Cure Amount, if any, with respect thereto shall be made in accordance with the terms of the Second Liquidation Plan and this Confirmation Order and any such party shall be deemed to consent to such assumption and, upon the Effective Date, the Liquidating Debtors shall be entitled to assign all the rights and benefits under each such executory contract or unexpired lease without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits. The Cure Amount with respect to parties who did object or otherwise respond to the Cure Amount Notice prior to the Confirmation Hearing shall be established by the Court in accordance with the procedures for resolving such disputes set forth in the Second Liquidation Plan and this Confirmation Order. In the event the Court determines that the Cure Amount is higher than that amount proposed by the Debtors, the Liquidating Debtors or Reorganized Debtors may reject the executory contract or unexpired lease notwithstanding the passage of the Effective Date.

         10. Rejection. Except as otherwise provided in the Second Liquidation Plan, any executory contracts or unexpired leases not otherwise assumed by the Liquidating Debtors pursuant to Section 8.1 of the Second Liquidation Plan are hereby deemed rejected (the "Rejected Contracts and Leases"). Each of the Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract on Exhibit 5 of the Second Liquidation Plan shall not constitute an admission by a Debtor or Liquidating Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Liquidating Debtor has any liability thereunder. This Confirmation Order shall constitute an order approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         11. Bar Date for Rejection Damage Claims. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Sections 8.1 of the Second Liquidation Plan must be filed with the Court no later than the later of (i) twenty (20) days after the Effective Date, and (ii) thirty (30) days after entry of the order rejecting such contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the Debtors or the Liquidating Debtors.

         12. Treatment of Intercompany Claims. The treatment of Intercompany Claims provided in Section 4.10 of the Second Liquidation Plan is approved in its entirety, including, without limitation, the following provisions:

               (i) Each of the Reorganizing Debtors' Intercompany Claims against
(A) the Liquidating Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (B) the other persons or entities identified as beneficiaries of the release provided pursuant to Section 12.6 of the Second Liquidation Plan (collectively, the "Released Parties") will be fully settled and released as of the Effective Date.

               (ii) Each of the Heber Debtors' Intercompany Claims against (A) the Liquidating Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (B) the other Released Parties will be fully settled and released as of the Effective Date.

               (iii) Each of the Liquidating Debtors' Intercompany Claims against (A) the other Liquidating Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (B) the other Released Parties, to the extent and only for the periods provided for pursuant to section 12.6 of the Second Liquidation Plan, will be fully settled and released.

         13. Retained Professional Claims and Final Fee Applications. All final requests for payment by all (i) Retained Professionals and (ii) other Persons employed by the Debtors or serving as independent contractors to the Debtors in connection with their reorganization efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file and serve on counsel for the Debtors and as otherwise required by the Court and Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date. The Liquidating Debtors shall have no liability for any claim described in this paragraph 13.

         14. Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for a Substantial Contribution Claim in the Chapter 11 Cases must file an application with the clerk of the Court, on or before thirty (30) days after the Effective Date, and serve such application on counsel for the Reorganized Debtors and as otherwise required by the Court and the Bankruptcy Code on or before such date, or be forever barred from seeking compensation or expense reimbursement for such Substantial Contribution Claim. The Liquidating Debtors will have no liability for any claim described in this paragraph 14.

         15. Other Administrative Claims. Any other requests for payment of an Administrative Expense Claim (other than as set forth in paragraphs 13 or 14 above) that are subject to the Administrative Expense Claim Bar Date under the Second Liquidation Plan must be filed with the Court and served on counsel for the Liquidating Trustee and the Reorganized Debtors and as otherwise required by the Court and Bankruptcy Code on or before thirty (30) days after the Effective Date. Unless the Liquidating Trustee, the Reorganized Debtors or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount filed. In the event that the Liquidating Trustee, the Reorganized Debtors or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim, the Court shall determine the Allowed amount of such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim incurred and payable by the Liquidating Debtors in the ordinary course of business.

         16. Resolution of Unsecured Claims. Except as otherwise ordered by the Court, any Claim that is not an Allowed Claim shall be determined, resolved or adjudicated in accordance with the terms of the Second Liquidation Plan. The Liquidating Trustee shall have the exclusive right to make and file objections to Claims (other than Administrative Claims) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the Liquidating Trustee by providing notice to the Court, but without any further application to, or approval by, the Court, for up to an additional thirty (30) days. The foregoing deadlines for filing objections to Claims shall not apply to Claims for tort damages and, accordingly no such deadline shall be imposed by the Second Liquidation Plan or this Confirmation Order.

         17. The Liquidating Trustee is hereby appointed and subject to Section
13.5 of the Second Liquidation Plan, the duties of the Committee are terminated. The Liquidating Trustee is bound to perform his duties in accordance with the terms of the Second Liquidation Plan. The form of Liquidating Trust Agreement, as previously filed with the Court in the Liquidation Plan Supplement (Docket No. 3457) and as may be amended, is approved in all respects and the liquidating Debtors are hereby permitted to enter into and perform the transactions contemplated in the Liquidating Trust Agreement.

         18. Transfer of Liquidation Assets. On the Effective Date, each Liquidating Debtor shall irrevocably transfer and assign its Residual Liquidation Assets, if any, or cause such Residual Liquidation Assets to be transferred and assigned to the Liquidating Trust, to hold in trust for the benefit of all holders of Allowed Claims with respect to each such Liquidating Debtor pursuant to the terms of the Second Liquidation Plan and of the Liquidating Trust Agreement, provided, however, that prior to the transfers contemplated hereby, the Liquidating Trustee and Liquidating Debtors, as applicable, shall make the transfers contemplated by the Secured Creditor Distribution and the DIP Lender Direction to Reorganized Covanta and to the Operating Reserve and to the Administrative Expense Claims Reserve. In accordance with section 1141 of the Bankruptcy Code and except as otherwise provided by this Second Liquidation Plan or the Liquidating Trust Agreement, upon the Effective Date, title to the Residual Liquidation Assets shall pass to the Liquidating Trust free and clear of all Claims and Equity Interests. The Liquidating Trustee shall pay, or otherwise make Distributions on account of, all Claims against the Liquidating Debtors whose Residual Liquidation Assets were contributed to such Liquidating Trust strictly in accordance with the Second Liquidation Plan. For U.S. federal income tax purposes, the transfers of the Liquidating Debtors' Residual Liquidation Assets to the Liquidating Trust shall be deemed transfers to and for the benefit their respective beneficiaries followed by deemed transfer by the beneficiaries to the Liquidating Trust. The beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust.

         19. Dissolution. On the Effective Date, all the capital stock of the Liquidating Debtors will be deemed cancelled and of no further force and effect and all Equity Interests in the Liquidating Debtors will be deemed extinguished without further corporate action. Furthermore, on the Effective Date, the Liquidating Debtors will be deemed to no longer exist as corporate entities and they will be furthermore deemed dissolved.

         20. Authority of the Liquidating Trustee. The Liquidating Trustee shall have, with respect to the Liquidating Debtors, the following powers, authorities, and duties, by way of illustration and not of limitation: (a) manage, sell and convert all or any portion of the Residual Liquidation Assets to Cash and distribute the Net Liquidation Proceeds as specified in the Second Liquidation Plan; (b) release, convey or assign any right, title or interest in or about the Residual Liquidation Assets or any portion thereof; (c) pay and discharge any costs, expenses and fees of Retained Liquidation Professionals and other obligations deemed necessary to preserve or enhance the value of the Residual Liquidation Assets, discharge duties under the Second Liquidation Plan or perform the purposes of the Second Liquidation Plan; (d) open and maintain bank accounts and deposit funds and draw checks and make disbursements in accordance with the Second Liquidation Plan; (e) engage and have such attorneys, accountants, agents, tax specialists, financial advisors, other professionals, and clerical assistance as may, in the discretion of the Liquidating Trustee, be deemed necessary for the purposes specified under the Second Liquidation Plan;
(f) sue and be sued and file or pursue objections to Claims and seek to estimate them; (g) enforce, waive or release rights, privileges or immunities of any kind; (h) in general, without in any manner limiting any of the foregoing, deal with the Residual Liquidation Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified; (i) abandon any Residual Liquidation Assets in accordance with Section 9.10 of the Second Liquidation Plan; (j) file certificates of dissolution and take any other action necessary to dissolve and wind up the affairs of the Liquidating Debtors in accordance with applicable state law; (k) as soon as is practicable after the Final Liquidation Distribution Date of each Liquidating Debtor, request the Court to enter the Final Order closing the Chapter 11 Case of each such Liquidating Debtor; and (l) without limitation, do any and all things necessary to accomplish the purposes of the Second Liquidation Plan.

         21. Compensation of the Liquidating Trustee for Dissolution Expenses. The Liquidating Trustee shall be paid for all reasonable and necessary Dissolution Expenses (including the reasonable and necessary fees and expenses of Retained Liquidation Professionals) out of the Operating Reserve. The payment of the all reasonable and necessary Dissolution Expenses of (i) the Liquidating Trustee shall be made in the manner specified in Section 9.2 of the Second Liquidation Plan and (ii) any Retained Liquidation Professionals shall be made in the manner specified in Section 9.5 of the Second Liquidation Plan. Any fees or expenses incurred by the Liquidating Trustee incurred in the sale, transfer, collection or monetization of any Residual Liquidation Assets shall be paid only from the recoveries thereon.

         22. Distributions of Net Liquidation Proceeds. (i) On the Liquidation Distribution Date following the realization of any Liquidation Proceeds from the sale, transfer, collection or monetization of any Residual Liquidation Assets in accordance with Section 9.3 of the Second Liquidation Plan, the Liquidating Trustee shall distribute any Net Liquidation Proceeds to the holders of Allowed Claims in accordance with the Second Liquidation Plan. The Liquidating Trustee shall provide notice to the Oversight Nominee in the Liquidation Trustee Billing Notice of (i) the realization of any Liquidation Proceeds; and (ii) any planned Distribution of any Net Liquidation Proceeds to be made on the next Liquidation Distribution Date;

         (ii) Nothing contained in the Second Liquidation Plan, this Confirmation Order, or otherwise, will be deemed to change, modify or affect the terms and provisions of the protections granted to GECC (as defined therein) in paragraphs B, C, 5(c), 5(e) and 14 of that certain Agreed Final Order (I) Authorizing Use of Cash Collateral of GECC Pursuant to 11 U.S.C. Section 363, and (II) Granting Adequate Protection Pursuant to 11 U.S.C. Sections 363 and 364, dated as of May 13, 2002 (as it may have been amended) (Docket No. 287), the provisions of which are incorporated herein.

         23. Abandonment. The Liquidating Trustee may abandon, on thirty (30) days' written notice to the Oversight Nominee and United States Trustee, any property which he determines in his reasonable discretion to be of de minimis value to the Liquidating Trust, including any pending adversary proceeding or other legal action commenced or commenceable by the Liquidating Trust. If either the Oversight Nominee or United States Trustee provides a written objection to the Liquidating Trustee prior to expiration of such thirty-day period with respect to the proposed abandonment of such property, then such property may be abandoned only pursuant to an application made to the Court. In the absence of any such objection, such property may be abandoned without further order of the Court.

         24. Recourse Against the Liquidating Trustee. No recourse shall ever be had, directly or indirectly, against the Liquidating Trustee personally or against any agent, employee or Retained Liquidation Professional of the Liquidating Trustee, by legal or equitable proceedings or by virtue any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under the Second Liquidation Plan, or by reason of the creation of any indebtedness by the Liquidating Trustee under the Second Liquidation Plan for any purpose authorized by the Second Liquidation Plan, it being expressly understood and agreed that all such liabilities, covenants, and agreements of the Liquidating Trustee, whether in writing or otherwise, shall be enforceable only against and be satisfied only out of the Residual Liquidation Assets or such part thereof as shall, under the terms of any such agreement, be liable therefor or shall be evidence only of a right of payment out of the Residual Liquidation Assets provided, however, that nothing contained in this paragraph 24 shall affect the liability of any of the parties listed above for gross negligence or willful misconduct.

         25. Liability of the Liquidating Trustee. The Liquidating Trustee shall not be liable for any act he may do or omit to do while acting in good faith and in the exercise of his best judgment, and the fact that such act or omission was advised by an authorized attorney (or other Retained Liquidation Professional) for the Liquidating Trustee shall be conclusive evidence of such good faith and best judgment; nor shall the Liquidating Trustee be liable in any event, except for his gross negligence or willful misconduct.

         26. The Oversight Nominee. The Oversight Nominee is hereby appointed and is bound to perform his duties in accordance with the terms of the Second Liquidation Plan.

         27. Limited Liability. The Oversight Nominee shall not be liable for anything other than his own acts as shall constitute willful misconduct or gross negligence of its duties. None of the Oversight Nominee's designees, agents or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by the Oversight Nominee or its designee, agent or representative or their employees in connection with the Second Liquidation Plan. The Oversight Nominee may, in connection with the performance of his functions, and in his sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Oversight Nominee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Oversight Nominee.

         28. Engagement of Liquidation Retained Professionals. Upon the Effective Date, the Liquidation Retained Professionals shall not be required to comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered, and the Liquidating Trustee and the Liquidation Retained Professionals will be employed and paid in accordance with the terms of the Second Liquidation Plan.

         29. Operating Reserve. The Liquidating Trustee will establish the Operating Reserve in accordance with Section 9.14(b) of the Second Liquidation Plan. Any funds deposited in the Operating Reserve shall be used to pay all Oversight Nominee Expenses and Dissolution Expenses. The Operating Reserve shall be funded in accordance with Section 9.14(b) of the Second Liquidation Plan. The Operating Reserve shall not be subject to any claims, liens, interests or encumbrances of any kind arising heretofore or hereafter, except as otherwise expressly allowed herein or in the Second Liquidation Plan.

         30. Administrative Expense Claims Reserve. The Liquidating Trustee will establish the Administrative Expense Claims Reserve in accordance with Section 9.14(c) of the Second Liquidation Plan. Any funds deposited in the Administrative Expense Claims Reserve shall be used to pay all Allowed Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims of the Liquidating Debtors. The Administrative Expense Claims Reserve shall be funded in accordance with Section 9.14(c) of the Second Liquidation Plan. The Administrative Expense Claims Reserve shall not be subject to any claims, liens, interests or encumbrances of any kind arising heretofore or hereafter, except as otherwise expressly allowed herein or in the Second Liquidation Plan.

         31. Return of Excess Reserves. Upon the occurrence of (a) the orders closing each of the Chapter 11 Cases of the Liquidating Debtors becoming final orders, (b) the Final Liquidation Determination Date as to all of the Liquidating Debtors, and (c) the final payment of any remaining Dissolution Expenses and Oversight Nominee Expenses, to the extent that there is any Cash in the Operating Reserve or the Administrative Expense Claims Reserve, such Cash shall be contributed to Reorganized Covanta.

         32. Transfer of the Liquidating Pledgor Debtor Assets. On the Effective Date, the Liquidating Pledgor Debtor Assets shall be deemed transferred to Reorganized Covanta pursuant to the Secured Creditor Direction. On the Effective Date, such transfer shall be deemed complete. Such assets transferred pursuant to the preceding sentence shall be free and clear of all liens, claims, interests and encumbrances upon the occurrence of the Effective Date.

         33. Transfer of the Designated DIP Collateral. On the Effective Date, the Designated DIP Collateral shall be deemed transferred to Reorganized Covanta pursuant to the DIP Lender Direction. On the Effective Date, such transfer shall be deemed complete. Such assets transferred pursuant to the preceding sentence shall be free and clear of all liens, claims, interests and encumbrances upon the occurrence of the Effective Date.

         34. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Second Liquidation Plan shall bind all present and former holders of a Claim against, or Equity Interest in, the applicable Liquidating Debtor and its respective successors, affiliates and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under the Second Liquidation Plan and whether or not such holder has filed a Proof of Claim or Equity Interest or accepted the Second Liquidation Plan. The holders of Liens satisfied, discharged and released under the Second Liquidation Plan shall execute any and all documentation reasonably requested by the Debtors or the Liquidating Debtors evidencing the satisfaction, discharge and release of such Liens and such Liens shall be deemed satisfied, discharged and released by operation of this Confirmation Order.

         35. This Confirmation Order shall be binding upon and shall govern the acts of all entities, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or with respect to the property of the Liquidating Debtors.

         36. No Post-Confirmation Amendment or Filing of Claims. A Claim may not be filed or amended after the Confirmation Date without the prior authorization of the Court and, even with such Court authorization may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim. Except as otherwise permitted herein or in the Second Liquidation Plan, a Claim filed or amended after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, or the Liquidating Debtors.

         37. Release Granted by the Liquidating Debtors. As of the Effective Date, the Liquidating Debtors, on behalf of themselves and their Estates, shall be deemed to release unconditionally all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, against the Released Parties, in each case whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken with respect to any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Liquidating Debtors, the Reorganizing Debtors, the Heber Debtors, the Reorganization Plan Sponsor and the Investor Group, the Chapter 11 Cases, the Second Reorganization Plan, the Heber Reorganization Plan, the Investment Purchase Agreement or this Second Liquidation Plan; provided that, the release granted pursuant to this Confirmation Order shall in no way effect or release the Claims arising prior to the respective Petition Dates, if any, of holders of the Debtors' public securities against parties other than the Liquidating Debtors; and further provided that nothing in this Confirmation Order shall effect a release in favor of any Person other than the Liquidating Debtors with respect to any debt owed to the United States Government or any regulatory agency thereof, any state, city or municipality for any liability of such Person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, (iii) any criminal laws of the United States, any state, city or municipality, or (iv) any liability arising under federal securities laws; and further provided that, with respect to the Reorganization Plan Sponsor and the Investor Group, nothing herein shall release the Reorganization Plan Sponsor or the Investor Group with respect to obligations pursuant to their contractual obligations under the Investment and Purchase Agreement and the documents executed in connection therewith or as specifically provided pursuant to the Second Liquidation Plan or this Confirmation Order; and further provided that, with respect to any party to the Exit Financing Agreements (as defined by the Second Reorganization Plan), nothing herein shall release any such parties with respect to obligations pursuant to their contractual obligations, if any, under the Exit Financing Agreements (as defined by the Second Reorganization
Plan) or as otherwise provided pursuant to the Second Liquidation Plan.

         38. Exculpation. (a) Notwithstanding anything herein or the Second Liquidation Plan to the contrary, as of the Effective Date, none of (i) the Liquidating Debtors or their respective officers, directors and employees, (ii) the Specified Personnel, (iii) the Committee and any subcommittee thereof, (iv) the Agent Banks, the DIP Agents, the steering committee for the holders of the Secured Bank Claims, the Bondholders Committee and the Indenture Trustee, (v) the accountants, financial advisors, investment bankers, and attorneys for the Liquidating Debtors, (vi) the Liquidating Trustee, (vii) the Reorganization Plan Sponsor, (viii) the Investor Group and (ix) the directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys, employees or affiliates for any of the persons or entities described in (i), (iii), (iv), (v), (vi), (vii) or (viii) of this paragraph 38(a) shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the commencement or conduct of the Chapter 11 Cases; the reorganization of the Reorganizing Debtors and Heber Debtors; the liquidation of the Liquidating Debtors; formulating, negotiating, consummating or implementing the Investment and Purchase Agreement (except, with respect to the Reorganization Plan Sponsor and the Investor Group, as explicitly provided pursuant to the Investment and Purchase Agreement); formulating, negotiating, consummating or implementing the Second Liquidation Plan; the formulating, negotiating, consummating or implementing the Geothermal Sale under the Heber Reorganization Plan; the solicitation of acceptances of the Second Liquidation Plan; the pursuit of confirmation of the Second Liquidation Plan; the confirmation, consummation or administration of the Second Liquidation Plan or the property to be distributed under the Second Liquidation Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Second Liquidation Plan. Nothing in this paragraph 38(a) shall limit the liability or obligation of an issuer of a letter of credit to the beneficiary of such letter of credit or the obligations of the Reorganization Plan Sponsor under the Investment and Purchase Agreement.

         (b) Notwithstanding any other provision of the Second Liquidation Plan or this Confirmation Order, no holder of a Claim or Equity Interest, no other party in interest, none of the respective agents, employees, representatives, financial advisors, attorneys, or affiliates of any of the foregoing, and no successors or assigns of the foregoing, shall have any right of action against any Debtor, Reorganizing Debtor, Reorganized Debtor, Liquidating Debtor, Heber Debtor, Specified Personnel, the Committee and any subcommittee thereof, the Agent Banks, the DIP Agents and the steering committee of the holders of the Secured Bank Claims, the Reorganization Plan Sponsor, the Investor Group, nor any statutory committee, nor any of the respective present or former members, officers, directors, employees, advisors or attorneys of any of the foregoing, for any omission in connection with, related to, or arising out of, the Chapter 11 Cases, formulating, consummating, negotiating or implementing the Second Liquidation Plan, formulating, negotiating, consummating or implementing the Investment and Purchase Agreement (except, with respect to the Reorganization Plan Sponsor and the Investor Group, as explicitly provided pursuant to the Investment and Purchase Agreement), solicitation of acceptances of the Second Liquidation Plan, the pursuit of confirmation of the Second Liquidation Plan, the confirmation, consummation or administration of the Second Liquidation Plan or the property to be distributed thereunder, except for gross negligence or willful misconduct.

         (c) Nothing in this Confirmation Order or any other provision of the Second Liquidation Plan shall (i) be construed to exculpate any entity from liability with respect to an act or omission to the extent that such act or omission is determined by a Final Order to have constituted fraud, gross negligence, willful misconduct, criminal conduct or misuse of confidential information that causes damages, or (ii) to the extent applicable, limit the liability of the professionals representing the Liquidating Debtors, the Reorganized Debtors, the Committee, the Bondholders Committee, the Indenture Trustee or the Agent Banks to their respective clients pursuant to DR 6-102 of the New York Code of Professional Responsibility.

         39. Automatic Stay. The stay in effect in the Chapter 11 Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the preceding paragraph of this Order and/or sections 525 and 1141 of the Bankruptcy Code.

         40. Payment of Fees. As set forth in Section 13.4 of the Second Liquidation Plan, all fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Liquidating Trustee.

         41. Retention of Jurisdiction. Notwithstanding confirmation of the Second Liquidation Plan or occurrence of the Effective Date, this Court shall retain such jurisdiction as is legally permissible.

         42. Modification of Second Liquidation Plan. Subject to Section 13.9 of the Second Liquidation Plan, after the entry of this Confirmation Order, the Liquidating Debtors may, upon due notice and order of the Court (to the extent required), amend or modify the Second Liquidation Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Second Liquidation Plan or the Investment and Purchase Agreement, as applicable, without prejudice to the Reorganization Plan Sponsor's rights under the Investment and Purchase Agreement, in such manner as may be necessary to carry out the purpose and intent of the Second Reorganization Plan. A holder of an Allowed Claim or Allowed Equity Interest that has accepted or is deemed to have accepted the Second Liquidation Plan shall be deemed to have accepted the Second Liquidation Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         43. Severability. The Confirmation Order will constitute a judicial interpretation that each term and provision of the Second Liquidation Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms.

         44. Exemptions from Taxation. Pursuant to section 1146(c) of the Bankruptcy Code, the Liquidating Debtors, the Liquidating Trust and the Liquidating Trustee shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, documentary transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state and local governmental officials or agents, and shall be, and hereby are, ordered and directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         45. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Liquidating Debtors in each such Liquidating Debtors' separate Liquidation Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Liquidation Case of each of the Liquidating Debtors.

         46. References to Second Liquidation Plan Provisions. The failure specifically to include or reference any particular provision of the Second Liquidation Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Second Liquidation Plan be confirmed in its entirety.

         47. Confirmation Order Controlling. If there is any direct conflict between the Second Liquidation Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

         48. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Second Liquidation Plan prior to the Liquidating Debtors' receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Second Liquidation Plan and all related documents or any amendments or modifications thereto.

         49. No Stay of Confirmation Order. Pursuant to Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed and shall be effective upon entry on the docket of this Court. Subject to the provisions of Sections 11.1, 11.2 and
11.3 of the Second Liquidation Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Second Liquidation Plan (including the Plan Exhibits and all documents and agreements executed pursuant to the Second Liquidation Plan) and this Confirmation Order are deemed binding upon (a) the Debtors, (b) the Reorganized Debtors,

         (c) all holders of Claims against and Equity Interests in the Debtors, whether or not Impaired under the Second Liquidation Plan and whether or not, if Impaired, such holders accepted the Second Liquidation Plan, (d) the Reorganization Plan Sponsor, (e) any other party in interest, (f) any other Person making an appearance in the Chapter 11 Cases, and (g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

         50. Applicable Non-Bankruptcy Law. To the extent provided in sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Second Liquidation Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

         51. Post-Confirmation Notices. Covanta shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Liquidating Debtors as of the Record Date (as defined in the Disclosure Statement) no later than ten (10) Business Days after the Confirmation Date.

         52. Allowed Priority Tax Claims of Commonwealth of Pennsylvania, Department of Revenue. The Commonwealth of Pennsylvania, Department of Revenue ("Pennsylvania"), shall receive in full satisfaction, settlement and release and discharge of and in exchange for its Priority Tax Claims, to the extent Allowed by this Court (the "Pennsylvania Claims"), Cash equal to the unpaid portion of such Allowed Priority Tax Claim on or as soon as practical after thirty (30) days after the date on which such Priority Tax Claim becomes Allowed. Furthermore, on or before sixty (60) days after the Effective Date, Ogden New York Services, Inc. ("Ogden New York"), shall provide Pennsylvania with all tax reports required by law to have been submitted to Pennsylvania prior to the Effective Date in connection with the Pennsylvania Claims, to the extent Ogden New York has not yet submitted such tax reports to Pennsylvania.

         53. If the Effective Date does not occur by June 15, 2004, this Confirmation Order shall be deemed vacated and of no force and effect, unless extended by order of the Court and in accordance with the terms of the Investment and Purchase Agreement.



Dated:   New York, New York

         March 3, 2004





                                          -------------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                       EXHIBIT A TO THE CONFIRMATION ORDER

                           LIST OF LIQUIDATING DEBTORS

    Liquidating Debtor                                             Case Number
    ------------------                                             -----------

Alpine Food Products, Inc.                                         03-13679 (CB)
BDC Liquidating Corp.                                              03-13681 (CB)
Bouldin Development Corp.                                          03-13680 (CB)
Covanta Concerts Holdings, Inc.                                    02-16322 (CB)
Covanta Energy Sao Jeronimo, Inc.                                  02-40854 (CB)
Covanta Financial Services, Inc.                                   02-40947 (CB)
Covanta Huntington, Inc.                                           02-40918 (CB)
Covanta Key Largo, Inc.                                            02-40864 (CB)
Covanta Northwest Puerto Rico, Inc.                                02-40942 (CB)
Covanta Oil & Gas, Inc.                                            02-40878 (CB)
Covanta Secure Services USA, Inc.                                  02-40896 (CB)
Covanta Tulsa, Inc.                                                02-40945 (CB)
Covanta Waste Solutions, Inc.                                      02-40897 (CB)
Doggie Diner, Inc.                                                 03-13684 (CB)
Gulf Coast Catering Company, Inc.                                  03-13685 (CB)
J.R. Jack's Construction Corporation                               02-40857 (CB)
Lenzar Electro-Optics, Inc.                                        02-40832 (CB)
Logistics Operations, Inc.                                         03-13688 (CB)
Offshore Food Service, Inc.                                        03-13694 (CB)
OFS Equity of Alexandria/Arlington, Inc.                           03-13687 (CB)
OFS Equity of Babylon, Inc.                                        03-13690 (CB)
OFS Equity of Delaware, Inc.                                       03-13689 (CB)
OFS Equity of Huntington, Inc.                                     03-13691 (CB)
OFS Equity of Indianapolis, Inc.                                   03-13693 (CB)
OFS Equity of Stanislaus, Inc.                                     03-13692 (CB)
Ogden Allied Abatement & Decontamination Service, Inc.             02-40827 (CB)
Ogden Allied Maintenance Corp.                                     02-40828 (CB)
Ogden Allied Payroll Services, Inc.                                02-40835 (CB)
Ogden Attractions, Inc.                                            02-40836 (CB)
Ogden Aviation Distributing Corp.                                  02-40829 (CB)
Ogden Aviation Fueling Company of Virginia, Inc.                   02-40837 (CB)
Ogden Aviation Security Services of Indiana, Inc.                  03-13695 (CB)
Ogden Aviation Service Company of Colorado, Inc.                   02-40839 (CB)
Ogden Aviation Service Company of Pennsylvania, Inc.               02-40834 (CB)
Ogden Aviation Service International Corporation                   02-40830 (CB)
Ogden Aviation Terminal Services, Inc.                             03-13696 (CB)
Ogden Aviation, Inc.                                               02-40838 (CB)
Ogden Cargo Spain, Inc.                                            02-40843 (CB)
Ogden Central and South America, Inc.                              02-40844 (CB)
Ogden Cisco, Inc.                                                  03-13698 (CB)
Ogden Communications, Inc.                                         03-13697 (CB)
Ogden Constructors, Inc.                                           02-40858 (CB)
Ogden Environmental & Energy Services Co., Inc.                    02-40859 (CB)
Ogden Facility Holdings, Inc.                                      02-40845 (CB)
Ogden Facility Management Corporation of Anaheim                   02-40846 (CB)
Ogden Facility Management Corporation of West Virginia             03-13699 (CB)
Ogden Film and Theatre, Inc.                                       02-40847 (CB)
Ogden Firehole Entertainment Corp.                                 02-40848 (CB)
Ogden Food Service Corporation of Milwaukee, Inc.                  03-13701 (CB)
Ogden International Europe, Inc.                                   02-40849 (CB)
Ogden Leisure, Inc.                                                03-13700 (CB)
Ogden Management Services, Inc.                                    03-13702 (CB)
Ogden New York Services, Inc.                                      02-40826 (CB)
Ogden Pipeline Service Corporation                                 03-13704 (CB)
Ogden Services Corporation                                         02-40850 (CB)
Ogden Support Services, Inc.                                       02-40851 (CB)
Ogden Technology Services Corporation                              03-13703 (CB)
Ogden Transition Corporation                                       03-13705 (CB)
PA Aviation Fuel Holdings, Inc.                                    02-40852 (CB)
Philadelphia Fuel Facilities Corporation                           02-40853 (CB)